Exhibit 99.(a)(4)

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

STATUTORY TRUST PURSUANT TO SECTION 18-216 OF THE DELAWARE LIMITED LIABILITY COMPANY ACT AND

SECTION 3820 OF THE DELAWARE

STATUTORY TRUST ACT

This Certificate of Conversion to a Delaware statutory trust, dated as of August 7, 2025, is hereby executed and filed by SVX LLC, a limited liability company organized under the laws of Delaware (the “Company”), to convert the Company to a Delaware statutory trust named USVC Venture Capital Access Fund (the “Statutory Trust”) pursuant to Section 18-216 of the Delaware Limited Liability Company Act and Section 3820 of the Delaware Statutory Trust Act.

1.            The jurisdiction in which the Company was formed is Delaware.

2.            The jurisdiction of the Company immediately prior to filing this Certificate of Conversion is Delaware.

3.            The date the Company was formed is April 8, 2021.

4.            The name of the Company immediately prior to filing this Certificate of Conversion is SVX LLC.

5.            The name of the Statutory Trust as set forth in the Certificate of Trust is USVC Venture Capital Access Fund.

6.            This Certificate of Conversion shall become effective on August 7, 2025.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned being duly authorized by the Company has executed this Certificate of Conversion to a Delaware statutory trust as of the 7th day of August, 2025.

SVX LLC

By:	/s/ Huoy-Ming Yeh
Name: Huoy-Ming Yeh
Title: Manager

[Signature Page to SVX LLC Certificate of Conversion]